Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. 1350
(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with Amendment No. 1 to the Annual Report of Focus Impact BH3 Acquisition Company (the “Company”) on Form 10-K/A for the year ended December 31, 2023, as filed with the Securities and Exchange Commission (the “Report”), I, Ernest Lyles, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Dated: September 27, 2024	/s/ Ernest Lyles
Name: Ernest Lyles
Title: Chief Financial Officer
(Principal Financial Officer and Accounting Officer)